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Investment Banking
                                                                   Exhibit 23.12
Corporate and Institutional
Client Group

World Financial Center
North Tower
New York, New York 10281-1330
212 449-1000

March 8, 2000


  We hereby consent to the inclusion of our opinion letter dated February 9, 2000 to the Board of Directors of uBid, Inc. ("uBid") as Annex B to the joint proxy statement/prospectus relating to the proposed merger of CMGI, Inc. and uBid and to the references thereto in such joint proxy statement/prospectus under the captions "SUMMARY --- Opinion of Financial Advisor", "SUMMARY -- Interests of Financial Advisor", "THE MERGER --- Opinion of Financial Advisor to uBid" and "THE MERGER --- Interests of Merrill Lynch in the Merger." In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.




                                     /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED
                                 By: ________________________________________
                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED